UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 8, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On February 8, 2018, Inspired Entertainment, Inc. (the “Company”) confirmed its intention to hold the Company's 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, March 7, 2018. The time and location of the Annual Meeting will be as set forth in the Company's definitive proxy statement for the Annual Meeting to be filed in due course with the Securities and Exchange Commission (the “SEC”).

Pursuant to the Company's Bylaws (the “Bylaws”), a copy of which has been filed with the SEC as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on August 19, 2014, stockholders that were stockholders of record on January 30, 2018 (the record date for the Annual Meeting) and on the date of the giving of the notice by the stockholder to the Company described below, are permitted to nominate directors or to propose other business for consideration at an annual meeting of stockholders. In addition to any other applicable requirements, stockholders wishing to nominate a candidate for director or to propose other business at the annual meeting of stockholders must give timely written notice to Inspired Entertainment, Inc., 250 West 57th Street, Suite 2223, New York, New York 10107, Attention: Company Secretary. The stockholder’s notice must be received by the Company not later than the 10th day following the date as of which this Current Report on Form 8-K is accepted for filing by the SEC. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described herein.

To be in proper written form, a stockholder’s notice to the Company Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting such information as is required under Section 2.7 of the Bylaws. To be in proper written form, a stockholder’s notice to the Company Secretary to nominate directors must set forth (such information as is required under Section 3.2 of the Bylaws. In addition, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the foregoing matters. The Company may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

The policy of the Company’s Nominating, Governance and Compliance Committee is to consider recommendations for candidates for director nominees that are properly submitted by stockholders. Any stockholder recommendations for consideration by the Nominating, Governance and Compliance Committee should include the candidate’s name; biographical information; business and residence addresses; resume; information regarding any relationships between the candidate and the Company within the last three years; a description of all arrangements between the candidate and the recommending stockholder and any other person by which the candidate is being recommended; a written indication of the candidate’s willingness to serve on the Board; any other information required to be provided under “ – Stockholder Proposals”, above, the Company’s bylaws and applicable securities laws and regulations; and a written indication of willingness to provide such other information as the Nominating, Governance and Compliance Committee may reasonably request. The Nominating, Governance and Compliance Committee suggests that any stockholder recommendations address, among other matters, how the candidate would qualify for service as a director based on the following criteria in particular: independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy and risk management skills.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ Luke L. Alvarez
Name: Luke L. Alvarez
Title: President and Chief Executive Officer